Mantyla McReynolds LLC
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dynatronics Corporation
Cottonwood Heights, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 29, 2014, relating to the consolidated financial statements of Dynatronics Corporation and Subsidiary appearing in the Company's Form 10-K for the year ended June 30, 2014.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Mantyla McReynolds, LLC

Mantyla McReynolds, LLC
Salt Lake City, Utah
July 29, 2015